UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): April 20, 2010

Bakers Footwear Group, Inc.

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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	000-50563 ------------------- (Commission File Number)	43-0577980 --------------------------- (I.R.S. Employer Identification Number)

2815 Scott Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63103 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 621-0699

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

            On April 20, 2010, Bakers Footwear Group, Inc. (the “Company”) entered into an amendment to its 9.5% Subordinated Convertible Debentures (the “Debentures”) issued by the Company to investors on June 26, 2007, and an amendment to the related Subordinated Convertible Debenture Purchase Agreement dated June 13, 2007 by and among the Company and the investors named therein (the “Debenture Amendments”).  The Debenture Amendments are attached hereto as Exhibit 4.3 and incorporated herein by reference.

Amendment to Subordinated Convertible Debentures and Subordinated Convertible Debenture Purchase Agreement.

            As previously disclosed in Form 8-K filed on March 31, 2010, on March 29, 2010 the Company received a staff determination letter to delist the Company’s common stock from The Nasdaq Stock Market (“Nasdaq”) as a result of the Company’s stockholders equity being less than the Nasdaq minimum stockholders’ equity requirement.  As previously disclosed, the  Company is in the process of appealing the delisting determination. The Debenture Amendments add “the OTC Bulletin Board quotation system, the electronic quotation system operated by Pink OTC Markets Inc., or any other electronic quotation system” to the definition of “Eligible Market” in the debenture documents.  The Debenture Amendments also modify the definition of an event of default such that an event of default would no longer occur if the Company’s stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of five trading days.

            As previously disclosed in a Current Report of Form 8-K filed on March 19, 2007, investors in the Debentures include corporate directors Andrew N. Baur and Scott C. Schnuck, an entity affiliated with Mr. Baur, and advisory directors Bernard A. Edison and Julian Edison and are set forth in the attached Exhibit 4.3.  Mr. Baur is also a member of the Company’s audit committee and both Messrs. Baur and Schnuck are members of the Company’s compensation committee and nominating and corporate governance committees. Bernard Edison is also the father of Peter Edison, the Company’s Chairman and Chief Executive Officer, and the Company believes that he is the beneficial owner of in excess of 5% of the Company’s common stock. Julian Edison is a cousin of Peter Edison. Each of Messrs. Baur, Schnuck, B. Edison and J. Edison receive fees and other compensation from the Company from time to time in their capacities with the Company. The audit committee and Board of Directors of the Company, with interested directors recusing themselves, reviewed and approved the transaction.

Summary of Subordinated Convertible Debentures.

            As previously disclosed, on June 26, 2007, the Company issued $4 million in aggregate principal amount of the Debentures to seven accredited investors in a private placement generating net proceeds of approximately $3.6 million, which were used to repay amounts owed under the Company’s revolving credit facility. The Debentures are nonamortizing, bear interest at a rate of 9.5% per annum, payable semi-annually on each June 30 and December 31, and mature on June 30, 2012.

            The Debentures are convertible into shares of common stock at any time. The initial conversion price was $9.00 per share. The conversion price, and thus the number of shares into which the Debentures are convertible, is subject to anti-dilution and other adjustments. If the Company distributes any assets (other than ordinary cash dividends), then generally each holder is entitled to receive a like amount of such distributed property. In the event of a merger, consolidation, sale of substantially all of the Company’s assets, or reclassification or compulsory share exchange, then upon any subsequent conversion each holder will have the right to either the same property as it would have otherwise been entitled or cash in an amount equal to 100% principal amount of the Debenture, plus interest and any other amounts owed. The Debentures also contain a weighted average conversion price adjustment generally for future issuances, at prices less than the then current conversion price, of common stock or securities convertible into, or options to purchase, shares of common stock, excluding generally currently outstanding options, warrants or performance shares and any future issuances or deemed issuances pursuant to any properly authorized equity compensation plans. In accordance with rules of the Nasdaq, the Debentures contain limitations on the number of shares issuable pursuant to the Debentures regardless of how low the conversion price may be, including limitations generally requiring that the conversion price not be less than $8.10 per share for Debentures issued to advisory directors, corporate directors or the entity affiliated with Mr. Baur, that the Company does not issue common stock amounting to more than 19.99% of its common stock in the transaction or such that following conversion, the total number of shares beneficially owned by each holder does not exceed 19.999% of the Company’s common stock. These limitations may be removed with shareholder approval.

            As a result of the issuance of 650,000 shares of common stock in connection with the Company’s subordinated secured term loan, the conversion price of the Debentures decreased from $9.00 to $8.31, making the Debentures convertible into 481,347 shares of the Company’s common stock.

            The Debentures generally provide for customary events of default, which could result in acceleration of all amounts owed, including default in required payments, failure to pay when due, or the acceleration of, other monetary obligations for indebtedness (broadly defined) in excess of $1 million (subject to certain exceptions), failure to observe or perform covenants or agreements contained in the transaction documents, including covenants relating to using the net proceeds, maintaining legal existence, prohibiting the sale of material assets outside of the ordinary course, prohibiting cash dividends and distributions, share repurchases, and certain payments to the Company’s officers and directors.  The Company generally has the right, but not the obligation, to redeem the unpaid principal balance of the Debentures at any time prior to conversion if the closing price of the Company’s common stock (as adjusted for stock dividends, subdivisions or combinations) is equal to or above $16.00 per share for each of 20 consecutive trading days and certain other conditions are met. The Company has also agreed to provide certain piggyback and demand registration rights, until two years after the Debentures cease to be outstanding, to the holders under the Securities Act of 1933 relating to the shares of common stock issuable upon conversion of the Debentures.

            The Subordinated Convertible Debenture Purchase Agreement is attached hereto as Exhibit 4.1, and the Subordinated Convertible Debentures are attached hereto as Exhibit 4.2, and both are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

            The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensation of Executive Officers

                On April 20, 2010, the Company awarded nonqualified stock options to Peter A. Edison, the Company’s Chairman of the Board, Chief Executive Officer and President, Joseph R. VanderPluym, the Company’s Executive Vice President and Chief Operations Officer, Mark D. Ianni, the Company’s Executive Vice President and Chief Merchandising Officer, Stanley K. Tusman, the Company’s Executive Vice President and Chief Planning Officer, and Charles R. Daniel, III, the Company’s Executive Vice President, Chief Financial Officer, Controller, Treasurer and Secretary.  The stock options have an exercise price of $2.50 per share, which was the closing price on the date of grant, as established by the Company’s Board of Directors, subject to five year vesting schedules, pursuant to the Bakers Footwear Group, Inc. 2003 Stock Option Plan, as amended (the “2003 Plan”). A summary of the stock option grants for the executive officers is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The Company’s form of Nonqualified Stock Option Award Agreement under the 2003 Plan is attached hereto as Exhibit 10.2 and is incorporated herein by reference. A copy of the Company’s 2003 Plan is attached hereto as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of such exhibits contained herein is qualified in its entirety by the full text of such exhibits.

                Also on April 20, 2010, the Company approved and issued letters regarding cash bonus arrangements with its executive officers  (the “Bonus Letters”), which set forth the potential bonus levels for each officer for the fiscal months of February 2010 through January 2011 (the “Bonus Period”).  The Bonus Letters were approved by the Company’s Board of Directors on terms generally consistent with the Company’s Cash Bonus Plan.  The Bonus Letters outline each officer’s potential cash bonus based on pre-tax profit for the Company during the Bonus Period.

                For any such bonus to be paid, pre-tax profit must be at least $1.  Maximum bonuses are payable if pre-tax profit is $4,000,000 or more.  The size of the potential bonuses depend on the level of pre-tax profit, and range between 35.00% and 99.17% of cumulative salary in the case of Mr. Edison, and between 30.00% and 75.00% of cumulative salary in the case of the other officers.  The maximum bonus that may be paid to each officer is set forth below.

Name of executive officer	Maximum bonus as % of cumulative salary
Peter A. Edison Chairman of the Board, Chief Executive Officer and President	99.17%

Stanley K. Tusman Executive Vice President and Chief Planning Officer	75.00%

Joseph R. VanderPluym Executive Vice President and Chief Operations Officer	75.00%

Mark D. Ianni Executive Vice President and Chief Merchandising Officer	75.00%

Charles R. Daniel, III Executive Vice President, Chief Financial Officer, Controller, Treasurer and Secretary	75.00%

The Bonus Letters also provide for an additional discretionary bonus equal to 12.5% of each officer’s cumulative salary payable if (i) the officer achieves certain qualitative and other criteria relating to that officer’s duties, as communicated separately to each officer, and (ii) the Company earns a pre-tax profit of at least $1.

The forms of the Bonus Letters are attached hereto as Exhibits 10.4 through 10.8 and are incorporated herein by reference.  The foregoing description of such exhibits contained herein is qualified in its entirety by the full text of such exhibits.

                The information set forth above, including Exhibits 10.4 through 10.8, contains forward-looking statements (within the meaning of Section 27(A) of the Securities Act of 1933 and Section 21(E) of the Securities Exchange Act of 1934). The Company has no duty to update such statements. Actual future events and circumstances could differ materially from those set forth in this Current Report, including Exhibits 10.4 through 10.8, due to various factors.

                Factors that could cause these statements not to be satisfied include inability to satisfy listing requirements, material declines in sales trends and liquidity, material changes in capital market conditions or in the Company’s business, prospects, results of operations or financial condition and other risks and uncertainties, including those detailed in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including those discussed in “Risk Factors,” “Management’s Discussion and Analysis of Financial Position and Results of Operations” and in Note 2 to the Company’s financial statements, and in the Company’s other filings with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.  See Exhibit Index.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC.
(Registrant)

Date: April 23, 2010	By:	/s/ Charles R. Daniel, III
Charles R. Daniel, III Executive Vice President,
Chief Financial Officer, Controller, Treasurer and
Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1

Subordinated Convertible Debenture Purchase Agreement dated June 13, 2007 by and among the Company and the Investors named therein (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 2, 2007 (File No. 000-50563)).

4.2

9.5% Subordinated Convertible Debentures issued by the Company to Investors on June 26, 2007 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on July 2, 2007 (File No. 000-50563)).

4.3	First Amendment to Subordinated Convertible Debentures and Subordinated Convertible Debenture Purchase Agreement dated April 20, 2010.

10.1	Summary of April 20, 2010 stock option grants to executive officers of the Company.

10.2

Form of Nonqualified Option Award Agreement under Bakers Footwear Group, Inc. 2003 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 000-50563) filed on March 21, 2007).

10.3	Bakers Footwear Group, Inc. 2003 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 000-50563), filed on March 21, 2007).

10.4	Letter to Peter Edison outlining 2010 bonus levels.

10.5	Letter to Joe VanderPluym outlining 2010 bonus levels.

10.6	Letter to Mark Ianni outlining 2010 bonus levels.

10.7	Letter to Stan Tusman outlining 2010 bonus levels.

10.8	Letter to Charles R. Daniel, III outlining 2010 bonus levels.

10.9

Bakers Footwear Group, Inc. Cash Bonus Plan (incorporated by reference to Exhibit 10.2 of Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed on January 8, 2004 (File No. 333-86332)).